                                                                    EXHIBIT 99.1

NEWS

UNITED STATES EXPLORATION, INC.                  FOR FURTHER INFORMATION CONTACT
1560 BROADWAY, DENVER, COLORADO 80202                            BRUCE D. BENSON
                                                  PRESIDENT & CEO (303) 863-3551

FOR IMMEDIATE RELEASE


           UNITED STATES EXPLORATION ANNOUNCES FIRST QUARTER EARNINGS

Denver, Colorado - May 15, 2003 - United States Exploration, Inc. (ASE - UXP) today announced earnings for the first quarter of 2003. Net income for the quarter was $1,029,890 ($.05 per share), compared to net income of $127,561 ($.01 per share) in the first quarter of 2002.

Revenues from the sale of oil and gas increased from approximately $2,000,000 in the first quarter of 2002 to approximately $4,300,000 in the first quarter of 2003 as a result of higher oil and gas prices and increased production. During the first three months of 2003, the average sales prices for the Company's oil and gas were $32.89 per barrel and $3.76 per mcf, compared to $21.09 per barrel and $2.27 per mcf in the first three months of 2002. Production in the first quarter of 2003 was approximately 1050 mmcfe, compared to approximately 754 mmcfe in the first quarter of 2002. The increased production resulted from the Company's continuing development of its oil and gas properties. Earnings for the first quarter of 2003 included a charge of approximately $125,000 ($.01 per share) relating to a change in accounting principle for asset retirement obligations and a provision for deferred income taxes of approximately $708,000 ($.04 per share) reflecting the partial utilization of the Company's deferred tax asset.

"The results for the first quarter reflect higher prevailing oil and gas prices and the results of our development program," said Bruce D. Benson, Chairman, CEO and President of the Company. "By the end of the first quarter, most of the 29 new wells we drilled in the Kersey area in 2002 were selling gas. We own 100% of the working interest in these wells and we expect them to contribute more significantly to production in future quarters when they are on line for the entire period. We intend to continue the development of our properties. Based on our current borrowing base, the funding for our development program is available under our $15 million bank line of credit. We continue to explore alternatives to translate the increases in our reserves and revenues into increased value for our shareholders."

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the results of oil and natural gas drilling. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that expected results will be achieved. Important factors that could cause actual results to differ materially from those in the forward-


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looking statements herein include drilling risks, operating risks, market risks, including particularly the effects of fluctuations in prevailing price levels for oil and gas and the availability and cost of necessary goods and services, risks related to the need to obtain additional financing for development of its oil and gas properties and other risk factors as described in the Company's Form 10-QSB for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission.

United States Exploration, Inc. is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil. The Company's reserves and producing properties are located in northeast Colorado. The Company's common stock trades on the American Stock Exchange are under the symbol UXP.






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                         UNITED STATES EXPLORATION, INC.
                                  BALANCE SHEET
                                     ASSETS

                                                MARCH 31      DECEMBER 31,
                                                  2003            2002
                                               -----------   --------------
CURRENT ASSETS
  Cash & cash equivalents                      $   341,525   $      475,607
  Accounts receivable                            3,606,513        2,498,424
  Due from related parties                          13,772            6,489
  Inventory                                         14,378           13,891
  Prepaid expenses & deposits                       38,279           69,862
  Deferred tax asset-current                     1,682,725        1,682,725
                                               -----------   --------------

      Total current assets                       5,697,192        4,746,998

PROPERTY AND EQUIPMENT, AT COST, NET:
  Oil and gas property and equipment            31,849,955       29,881,707
  Other equipment and leasehold improvements       126,950          136,946
                                               -----------   --------------

                                                31,976,905       30,018,653


OTHER ASSETS
  Loan costs, less accumulated
   amortization of $45,765 at March 31, 2003
   and  $40,405 at December 31, 2002                17,832           23,192
  Deferred tax asset                               745,553        1,376,775
                                               -----------   --------------

                                                   763,385        1,399,967
                                               -----------   --------------


    Total assets                               $38,437,482   $   36,165,618
                                               ===========   ==============


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                           LIABILITIES AND STOCKHOLDERS' EQUITY

                                                  MARCH 31      DECEMBER 31,
                                                    2003            2002
                                                ------------    ------------
CURRENT LIABILITIES
  Accounts payable                              $  1,654,828    $  2,260,498
  Revenues payable                                 1,349,635       1,055,918
  Taxes payable                                    1,296,741       1,311,864
  Accrued liabilities                                 55,465         198,814
  Due related parties                                  9,144          31,501
  Accrued interest                                       901             791
                                                ------------    ------------

   Total current liabilities                       4,366,714       4,859,386

NON CURRENT LIABILITIES
  Asset retirement obligations                       773,046              --
  Note payable-Bank                                4,552,800       3,632,700
                                                ------------    ------------

  Total non-current liabilities                    5,325,846       3,632,700
                                                ------------    ------------

Total Liabilities                                  9,692,560       8,492,086

STOCKHOLDERS' EQUITY
  Common stock-$.0001 par value
    Authorized-500,000,000 shares issued
    and outstanding-18,879,529 shares at
    March 31, 2003 (including 139,590 shares
    in treasury) and 18,855,906 shares
    at December 31, 2002 (including 139,590
    shares in treasury)                                1,887           1,885
  Capital in excess of par                        36,768,208      36,726,710
  Accumulated deficit                             (7,804,621)     (8,834,511)
                                                ------------    ------------

                                                  28,965,474      27,894,084
Less 139,590 shares held in treasury, at cost       (220,552)       (220,552)
                                                ------------    ------------
    Total stockholders' equity                    28,744,922      27,673,532
                                                ------------    ------------

Total liabilities & stockholders' equity        $ 38,437,482    $ 36,165,618
                                                ============    ============




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                         UNITED STATES EXPLORATION, INC.
                       CONDENSED STATEMENTS OF OPERATIONS


                                               THREE MONTHS ENDED    THREE MONTHS ENDED
                                                  MARCH 31, 2003       MARCH 31, 2002
                                               ------------------    ------------------
REVENUES
   Sales of  oil and gas                       $        4,282,708    $        1,961,219
   Contracting and operating fees                          10,435                13,796
                                               ------------------    ------------------
                                                        4,293,143             1,975,015
COSTS & EXPENSES
   Accretion-retirement obligations                        13,296                    --
   Production costs-oil and gas                           867,989               616,183
   Depletion, depreciation, and amortization            1,035,696               743,214
   General and administrative expenses                    481,690               492,212
                                               ------------------    ------------------
                                                        2,398,671             1,851,609

   Earnings from operations                             1,894,472               123,406

OTHER INCOME (EXPENSE)
   Interest income                                             --                12,325
   Other                                                       --                (4,976)
   Interest expense                                       (30,916)               (3,194)
                                               ------------------    ------------------
                                                          (30,916)                4,155

Income before taxes                                     1,863,556               127,561

   Deferred income taxes                                 (708,151)                   --

Income before cumulative effect of change
 in accounting principle                                1,155,405               127,561

   Cumulative effect of change in
    accounting principle                                 (125,515)                   --

Net income                                     $        1,029,890    $          127,561
                                               ==================    ==================

Basic & diluted earnings per common share:

Income before cumulative effect of change
 in accounting principle                       $             0.06    $             0.01
                                               ==================    ==================

Cumulative effect of change in
 accounting principle                          $            (0.01)   $             0.00
                                               ==================    ==================

Net Income                                     $             0.05    $             0.01
                                               ==================    ==================

Weighted average common shares outstanding             18,739,939            18,855,906
                                               ==================    ==================